Exhibit (j)(1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectuses and Statement of Additional Information in Post-Effective Amendment No. 49 to the Registration Statement on Form N-1A of Fidelity Advisor Series I: Fidelity Advisor TechnoQuant Growth Fund, Fidelity Advisor Mid Cap Fund, Fidelity Advisor Equity Growth Fund, Fidelity Advisor Growth Opportunities Fund, Fidelity Advisor Strategic Opportunities Fund, Fidelity Advisor Large Cap Fund, Fidelity Advisor Growth & Income Fund, and Fidelity Advisor Small Cap Fund, of our reports dated January 13, 1999 on the financial statements and financial highlights included in the November 30, 1998 Annual Reports to Shareholders, of Fidelity Advisor Series II: Fidelity Advisor Balanced Fund (currently Fidelity Advisor Series I: Fidelity Advisor Balanced Fund), of our report dated January 4, 1999 on the financial statements and financial highlights included in the October 31, 1998 Annual Report to Shareholders and the one-month period ended November 30, 1998, and Fidelity Advisor Series III: Fidelity Advisor Equity Income Fund (currently Fidelity Advisor Series I: Fidelity Advisor Equity Income Fund), of our report dated January 12, 1999 on the financial statements and financial highlights included in the November 30, 1998 Annual Report to Shareholders.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statement of Additional Information.

 /s/PricewaterhouseCoopers LLP
 PricewaterhouseCoopers LLP
Boston, Massachusetts
February 23, 1999